SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 9, 2005

Date of Report (Date of earliest event reported)

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12126	25-144083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

20 South Main Street, Chambersburg, Pennsylvania		17201
(Address of principal executive offices)		(Zip Code)

(717) 264-6116 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On February 9, 2005, Franklin Financial Services Corporation (the ”Company”) issued a press release announcing that Elaine G. Meyers will retire as Treasurer and Chief Financial Officer of the Company, effective March 15, 2005.  For additional information, reference is made to the press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)  Mark R. Hollar, a Vice President of Farmers and Merchants Trust Company of Chambersburg, a wholly-owned bank subsidiary of the Company (“F&M Trust”), has been appointed to the position of Treasurer and Chief Financial Officer of the Company effective March 15, 2005.  Mr. Hollar, age 43, joined F&M Trust  in 1994 and has served as Treasurer and Controller of  F&M Trust  since 1999 and was promoted to Vice President in 2000.  Mr. Hollar has not entered into any employment agreement with the Company in connection with his appointment.

Item 9.01                                     Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibit is filed herewith:

99.1  Press release of Franklin Financial Services Corporation, dated February 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

Dated: February 9, 2005

	By:	/s/ William E. Snell, Jr.
William E. Snell, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Franklin Financial Services Corporation, dated February 9, 2005.